UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 5, 2004

HAYNES INTERNATIONAL, INC.
 (Exact name of the registrant as specified in its charter)

Delaware	33-32617	06-1185400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (765) 456-6000

Item 5.

        On March 5, 2004, Haynes International, Inc. (the “Company”) entered into Amendment No. 8 to Credit Agreement (the “Amendment”) by and among the Company, the financial institutions party to the Credit Agreement dated as of November 22, 1999 (the “Credit Agreement”), and Fleet Capital Corporation, in its capacity as administrative agent. The Amendment allows for continued suspension of the Senior Note Reserve, which otherwise would have expired on March 15, 2004, through March 31, 2004. In addition, while the Suspension Period is in effect, the initial Fixed Charge reserve shall be reduced from $7,000,000 to $3,500,00.

Item 7.

        The following exhibits are filed as a part of this report:

        (a)         Not applicable.

        (b)         Not applicable.

        (c)         Exhibits

                     10.1     Amendment No. 8 to Credit Agreement by and among Haynes International, Inc., the financial institutions party to the Credit Agreement dated as of November 22, 1999, and Fleet Capital Corporation, in its capacity as administrative agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2003	Haynes International, Inc. By: /s/ Calvin S. McKay Calvin S. McKay Chief Financial Officer